Dreyfus

DREYFUS/THE BOSTON COMPANY LARGE CAP CORE FUND

(A Series of Dreyfus Investment Funds)

October 12, 2012

Dear Shareholder:

We recently sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus/The Boston Company Large Cap Core Fund (the "Fund"), scheduled to be held on November 15, 2012 (the "Meeting"). Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve a Plan of Liquidation as detailed in your Proxy Statement. A copy of the Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical to hold the Meeting, so please vote immediately.

1-800-431-9629

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's

November 15, 2012 Special Meeting of Shareholders.

Voting takes only a few minutes. Thank you for your participation in this important matter.

Dreyfus/The Boston Company Large Cap Core Fund has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am-10pm, Sat 11am-6pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

Dreyfus

DREYFUS/STANDISH FIXED INCOME FUND

(A Series of Dreyfus Investment Funds)

October 12, 2012

Dear Shareholder:

We recently sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus/ Standish Fixed Income Fund (the "Fund"), scheduled to be held on November 15, 2012 (the "Meeting"). Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve an Agreement and Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical to hold the Meeting, so please vote immediately.

1-800-431-9629

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's **November 15, 2012 Special Meeting of Shareholders.**

Voting takes only a few minutes. Thank you for your participation in this important matter.

Dreyfus/Standish Fixed Income Fund has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am-10pm, Sat 11am-6pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.

Dreyfus

DREYFUS/STANDISH INTERNATIONAL FIXED INCOME FUND

October 12, 2012

Dear Shareholder:

We recently sent you proxy materials regarding the Special Meeting of Shareholders of Dreyfus/ Standish International Fixed Income Fund (the "Fund"), scheduled to be held on November 15, 2012 (the "Meeting"). Our records indicate that we have not received your vote on the important proposal affecting your investment in the Fund. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the Meeting.

Please Vote Today!

After careful review, the Fund's Board recommends that shareholders vote "FOR" the proposal to approve a Plan of Reorganization as detailed in your Prospectus/Proxy Statement. A copy of the Prospectus/Proxy Statement is available by calling the toll free number shown below.

You may not think your vote is important, but your participation is critical to hold the Meeting, so please vote immediately. By voting now, you can help avoid additional costs that are incurred with follow-up letters and calls.

1-800-431-9629

Your vote is urgently needed!

Please vote now to be sure your vote is received in time for the Fund's **November 15, 2012 Special Meeting of Shareholders.**

Voting takes only a few minutes. Thank you for your participation in this important matter.

Dreyfus/Standish International Fixed Income Fund has made it very easy for you to vote. *Choose one of the following methods:*

- **Speak to** a proxy specialist by calling the number above. We can answer your questions and record your vote. (Open: M-F 8am-10pm, Sat 11am-6pm ET)
- **Log on** to the website noted on the enclosed proxy card and enter your control number printed on the card. Vote by following the on-screen prompts.
- **Call** the phone number on the enclosed proxy card and enter the control number printed on the card. Follow the touchtone prompts.
- **Mail** Please complete, date and sign the enclosed proxy card and mail it in the enclosed, postage-paid envelope.